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                                                                     EXHIBIT 5.0

               [JEFFER, MANGELS, BUTLER & MARMARO LLP LETTERHEAD]


                               March 10, 1998                         55755-0001


Electropure, Inc.
23251 Vista Grande, Suite A
Laguna Hills, California  92653

             Re:  Electropure, Inc.
                  Registration Statement on Form SB-2

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form SB 2 (the "Registration Statement") which Electropure, Inc., a California corporation (the "Company"), proposes to file with the Securities and Exchange Commission.

        The Registration Statement covers 5,172,536 shares (the "Shares") of the Company's common stock, including 1,537,437 which may be issued pursuant to outstanding options and warrants.

        In rendering the following opinion, we have examined and relied only upon the documents and certificates of public officials as are specifically described below. In our examination, we have assumed the genuiness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

        1. Certificate of Incorporation of the Company, as amended to date:

        2. By-Laws of the Company, as amended to date;

        3. Resolutions adopted by the Board of Directors of the Company approving and authorizing the issuance of the options, warrants and Shares;

        4. The form of options and warrants;


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JEFFER, MANGLES, BUTLER & MARMARO LLP

Electropure, Inc.
March 10, 1998
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              5. The form of the Company's Common Stock certificate; and

              6. The Registration Statement, together with all amendments thereto, exhibits filed in connection therewith and form of Prospectus contained therein.

              We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of same.

              Based upon and subject to the foregoing, it is our opinion that subject to (i) the effectiveness of the Registration Statement and
(ii) the compliance with applicable blue sky laws, the outstanding Shares are, and the Shares to be issued upon exercise of outstanding options and warrants when issued upon exercise against payment therefor pursuant to the respective options and warrants will, constitute legally issued, fully paid and nonassessable shares of the common stock of the Company.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Securities under the blue sky laws of any state or other jurisdiction; and to the reference, if any, to this firm in the Prospectus under the heading "Legal Opinion." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

              Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party except for the initial purchasers of the Shares under the Registration Statement, (iii) may not

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JEFFER, MANGELS, BUTLER & MARMARO LLP

Electropure, Inc.
March 10, 1998
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be quoted or reproduced or delivered by you to any other person, and (iv) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

              The opinions set forth herein are based upon the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.


              The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.


                     Very truly yours,

                     /S/  JEFFER, MANGELS, BUTLER & MARMARO  LLP

                     JEFFER, MANGELS, BUTLER & MARMARO  LLP

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